Management Contract with Putnam Investment Management, LLC dated February 27, 2014; schedule B amended as of October 1, 2015, for Putnam Dynamic Asset Allocation Equity Fund, Putnam Dynamic Risk Allocation Fund, Putnam Emerging Markets Income Fund, Putnam Floating Rate Income Fund, Putnam Global Consumer Fund, Putnam Global Energy Fund, Putnam Global Financials Fund, Putnam Global Industrials Fund, Putnam Global Sector Fund, Putnam Global Technology Fund, Putnam Global Telecommunications Fund, Putnam Intermediate-Term Municipal Income Fund, Putnam Low Volatility Equity Fund, Putnam Money Market Liquidity Fund, Putnam Multi-Cap Core Fund, Putnam Retirement Income Fund Lifestyle 2, Putnam Retirement Income Fund Lifestyle 3, Putnam Short Duration Income Fund, Putnam Short Term Investment Fund and Putnam Short-Term Municipal Income Fund.
Incorporated by reference to Post-Effective Amendment No. 218 to the Registrants Registration Statement filed on September 28, 2015.
Sub-Management Contract between Putnam Investment Management,
LLC and     Putnam Investments Limited dated February 27, 2014;
schedule A amended as of November 20, 2014 -- Incorporated by reference to Post-Effective Amendment No. 210 to the Registrants
Registration Statement filed on May 	26, 2015.